NOTICE OF GUARANTEED DELIVERY

                                       for

                        Tender of Shares of Common Stock

                                       of

                             Seer Technologies, Inc.

--------------------------------------------------------------------------------
           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
        NEW YORK CITY TIME, ON TUESDAY, MARCH 2, 1999, UNLESS EXTENDED.
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     This Notice of Guaranteed  Delivery or one substantially  equivalent hereto
must  be  used  to  accept  the  Offer  (as  defined  below),   if  certificates
representing  the  common  stock,  $.01  par  value  (the  "Shares"),   of  Seer
Technologies, Inc., a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach American Stock Transfer and Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See "The Tender Offer -- Procedures for Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                    American Stock Transfer and Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005

                           By Facsimile Transmission:
                                 (718) 236-2641
                        (For Eligible Institutions Only)

                            Confirm by Telephone to:
                                 (718) 921-8200

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions in the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown in this Notice of Guaranteed Delivery. Failure to do so could result in a financial loss to the Eligible Institution.

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

     The undersigned hereby tenders to Level 8 Systems, Inc., a New York corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 1, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in "The Tender Offer -- Procedures for Tendering Shares" in the Offer to Purchase.

---------------------------------------    -------------------------------------
 Number of Shares: ___________________      Names of Record Holder(s):

 Certificate Nos.
 (if available): _____________________      ___________________________________

 _____________________________________      ___________________________________
                                                         (Please type or print)
 Check ONE box if Shares
 will be tendered by
 book-entry transfer:                       Address(es): ______________________

 |_|  DTC                                   ___________________________________
                                                                     (Zip Code)
 |_|  MSTC

 |_|  PDTC

 Account Number: _____________________      Area Code and Tel. No.: ___________

 Dated: _______________________ , 1999      Signature(s): _____________________

                                            ___________________________________
---------------------------------------    -------------------------------------

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as such term is defined in "The Tender Offer -- Procedures for Tendering Shares" in the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile), with any required signature guarantees, and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

Name of Firm: ________________________      ___________________________________
                                                         (Authorized Signature)

Address: _____________________________      Name:______________________________
                                                         (Please type or print)


______________________________________      Title: ____________________________
                            (Zip Code)

Area Code and Tel. No.: ______________      Date: _____________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DE-LIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.